                                 Exhibit 3.(ii) to First Quarter 2000 Form 10Q


                                       BYLAWS
                                         OF
                               ALASKA AIR GROUP, INC.


                     As Amended and in Effect January 26, 2000
                  (Date of Previous Amendment:  January 26, 1999)


                                     ARTICLE I

                            REGISTERED OFFICE AND AGENT

       The registered office of the corporation is located at Corporate Trust Center, 1209 Orange Street, 9, County of New Castle, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.


                                     ARTICLE II

                              MEETING OF STOCKHOLDERS

       SECTION 1.     ANNUAL MEETINGS.

       A meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at two o'clock in the afternoon on the third Tuesday of May, or at such other time or such other day as shall be fixed by resolution of the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

       SECTION 2.     SPECIAL MEETINGS.

       Special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board.

       SECTION 3.     PLACE OF MEETINGS.

       All meetings of the stockholders may be held at such places as shall be stated in the notice of the meeting.

       SECTION 4.     NOTICE OF MEETINGS.

       Except as otherwise provided by statute, notice of each meeting of the stockholders shall be given not less than thirty and not more than sixty days before the


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date of the meeting to each stockholder entitled to vote at such meeting (i) in writing or (ii) by United State mail, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If mailed, notice will be given when deposited in the United States mail, postage prepaid, directed to such stockholder at his or her address as it appears in the stock ledger of the corporation. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient, delivered to a common carrier for transmission or actually transmitted by the person giving the notice by electronic means to the recipient.

       When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       SECTION 5.     QUORUM.

       At any meeting of the stockholders, the holders of record of a majority of the total number of shares of outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for all purposes.

       If a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise expressly provided in the Certificate of Incorporation, these Bylaws or applicable law.

       In the absence of a quorum at any meeting, the holders of a majority of the stock entitled to vote thereat, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number shares requisite to constitute a quorum shall be present in person or represented at the meeting.

       SECTION 6.     ORGANIZATION.

       At each meeting of the stockholders, the Chairman of the Board, or in his absence such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of the majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as chairman of the meeting.

       The Secretary, or in his absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.


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       SECTION 7.     VOTING.

       Unless otherwise provided in the Certificate of Incorporation or a resolution of the Board of Directors creating a series of stock, at each meeting of the stockholders, each holder of shares entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken. Shares of its own capital stock belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes.

       SECTION 8.     NOTIFICATION OF NOMINATIONS.

       Nominations for the election of Directors may be made by or at the direction of the Board of Directors. A stockholder may also nominate a person or persons for election as Directors, but only if written notice of such stockholder's intent to make such nominations is received by the Secretary of the corporation, not later than (i) with respect to an election to be held at a regular annual meeting of stockholders, 90 days in advance of the third Tuesday in May, and (ii) with respect to an election to be held at any other meeting of the stockholders, the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by the corporation with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record entitled to vote at such meeting; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination is to be made; (d) such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a Director if elected. The chairman of any meeting of stockholders to elect Directors and the Board of Directors shall refuse to recognize the nomination of any person not made in compliance with the foregoing procedure. For purposes of these Bylaws, the "Originally Scheduled Date" of any meeting of stockholders shall be the date such meeting is scheduled to occur in the notice first given to stockholders regardless of whether such meeting is continued or adjourned or whether any subsequent notice is gven for such meeting or the record date of such meeting is changed.

       SECTION 9.     PROPER BUSINESS FOR STOCKHOLDERS' MEETINGS.

       At any annual or special meeting of the stockholders of the corporation, only business properly brought before the meeting may be transacted. To be properly brought


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before an annual meeting, business (i) must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before a meeting by a stockholder, written notice thereof must have been received by the Secretary of the corporation, not later than (i) with respect to a regular annual meeting, 90 days in advance of the third Tuesday in May, and (ii) with respect to any other meeting, the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by the corporation with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting. Any such notice shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, and the reasons for conducting such business at the meeting and the language of the proposal, (ii) the name and address of the stockholder proposing such business,
(iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, and (iv) any material interest of the stockholder in such business. No business shall be conducted at any meeting of stockholders except in accordance with this paragraph, and the chairman of any meeting of stockholders and the Board of Directors shall refuse to permit any business to be brought before meeting without compliance with the foregoing procedures.


                                    ARTICLE III

                                 BOARD OF DIRECTORS

       SECTION 1.     NUMBER, QUALIFICATION AND TERM OF OFFICE.

       A majority of the members of the Board of Directors shall not be employees of the Company. These Bylaws shall not be amended to change the requirement for a majority of outside directors unless approved by a vote of the shareholders, or by a vote of a majority of the outside directors, but in no case prior to September 14, 1995. The number, qualification and term of office of the Directors shall be as set forth in the Certificate of Incorporation.

       SECTION 2.     VACANCIES.

       Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors.


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       SECTION 3.     RESIGNATIONS.

       Any Director may resign at any time upon written notice to the Secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and the acceptance of such resignation shall not be necessary to make it effective.

       SECTION 4.     MEETINGS.

       Meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Secretary on the written request of a majority of Directors. The Board of Directors may hold its meetings at such place as the Chairman of the Board or in his absence a majority of Directors from time to time may determine. Notice of each meeting shall be sent to each Director by first class mail or by telephone, telegraph or any other means of electronic communication in each case directed to his residence or usual place of business, or delivered to him in person or given to him orally. Notice by mail shall be sent by the Secretary at least ten (10) days previous, and notice by telephone, telegraph or other electronic communication at least five (5) days previous, to the time fixed for the meeting; unless, in case of exigency the Chairman of the Board shall prescribe a shorter notice. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting, shall be deemed equivalent to notice. The notice of meeting shall state the time and place of the meeting.

       SECTION 5.     QUORUM AND MANNER OF ACTING.

       Except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present.

       SECTION 6.     ORGANIZATION.

       At every meeting of the Board of Directors, the Chairman of the Board or in his absence, a chairman chosen by a majority of the Directors present shall act as chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.


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       SECTION 7.     CONSENT OF DIRECTORS IN LIEU OF MEETING.

       Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

       SECTION 8.     TELEPHONIC MEETINGS.

       Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.


                                     ARTICLE IV

                        COMMITTEES OF THE BOARD OF DIRECTORS

       SECTION 1.     EXECUTIVE COMMITTEE.

       The Board of Directors may, in its discretion, designate annually an Executive Committee consisting of the Chairman of the Board and not less than two other Directors as it may from time to time determine, provided that the majority of Executive Committee members shall be nonemployee directors. The Board of Directors shall appoint the Chairman of the Executive Committee from among the members of the Committee. Except as limited by statute, by the Certificate of Incorporation, by these Bylaws, or by further action of the Board of Directors, the Executive Committee may exercise all the power of the Board of Directors. All action taken by the Executive Committee shall be subject to revision or alteration of the Board; but no such revision or alteration of any such action shall affect any act or right of any third party dependent upon such action and having occurred or arisen prior to notice to such third party of such revision or alteration. Any person dealing with the corporation may rely upon a copy of any of said minutes, votes or resolution, certified by the Chairman of the Committee or by the Secretary or any Assistant Secretary of the corporation, and a copy so certified shall be conclusive evidence of the matters therein stated. The Executive Committee shall not, unless specifically authorized by a resolution of the Board of Directors, spend, finance or commit the Company to any sum exceeding $7.5 million in any one instance for nonaircraft capital assets or $40 million in any one instance for aircraft acquisitions.


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       Meetings of the Executive Committee shall be held at the call of the
Chairman of the Executive Committee or the Chairman of the Board. In addition, the Committee shall hold as many special meetings as it determines necessary.

       SECTION 2.     OTHER COMMITTEES.

       The Board of Directors may, by resolution passed by a majority of the Directors, designate such other committees, consisting of one or more Directors, as it may from time to time determine, and each such committee shall serve for such term and shall have and may exercise such duties, functions and powers as the Board of Directors may from time to time prescribe. The Chairman of each such committee shall be designated by the Board of Directors.

       SECTION 3.     COMMITTEE; BOOKS AND RECORDS.

       Notice of committee meetings shall be governed by the provisions of
Article III, Section 4, above. Each committee shall keep a record of its acts and proceedings, and all action of the committee shall be reported to the Board of Directors at the next meeting of the Board, except that minutes of each Executive Committee meeting shall be forwarded to each Director within seven days of such meeting.

       SECTION 4.     QUORUM AND MANNER OF ACTION.

       At each meeting of any committee the presence of a majority of the members of such committee shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.


                                     ARTICLE V

                                      OFFICERS

       SECTION 1.     NUMBER

       The officers of the corporation shall be a Chairman of the Board, a President, a Secretary, and such other officers as may be elected by the Board of Directors or appointed by the Chairman of the Board. Any number of offices may be held by the same person.

       SECTION 2.     ELECTION, TERM OF OFFICE AND QUALIFICATIONS.

       The officers of the corporation shall be elected annually by the Board of Directors. Each officer elected by the Board of Directors shall hold office until his successor shall


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have been duly elected and qualified, or until he shall have died, resigned or been removed in the manner hereinafter provided.

       SECTION 3.     RESIGNATIONS.

       Any officer may resign at any time upon written notice to the Chairman of the Board. Such resignation shall take effect on the date of its receipt, or on any later date specified therein; and the acceptance of such resignation shall not be necessary to make it effective.

       SECTION 4.     REMOVALS.

       Any officer elected by the Board of Directors may be removed, with or without cause, by the Board of Directors. Any officer appointed by the Chairman of the Board may be removed, with or without cause, by the Chairman of the Board.

       SECTION 5.     VACANCIES.

       Any vacancy occurring in any office of the corporation shall be filled for the unexpired portion of the term in the same manner as prescribed in these Bylaws for regular election or appointment to such office.

       SECTION 6.     COMPENSATION OF OFFICERS

       The salaries of all officers elected by the Board of Directors shall be approved or authorized by the Board of Directors or by the Chairman of the Board when so authorized by the Board of Directors.

       SECTION 7.     CHAIRMAN OF THE BOARD.

       The Chairman of the Board shall be the Chief Executive Officer of the corporation and shall have the general and active management of the business of the corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the stockholders and of the Board. He shall perform all duties incident to the office of Chairman of the Board and such other duties as may from time to time be assigned to him by the Board. The Chairman of the Board shall have the power to vote shares stock of other corporations held by the corporation, except as may be otherwise determined by the Board.

       SECTION 8.     PRESIDENT.

       The President shall have general and active supervision and direction over the business and affairs of the corporation and over its several officers, subject, however, to


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the direction of the Chairman of the Board.  He shall perform all duties incident to the office of President and such other duties as may be assigned to him by the Board, the Chairman of the Board or these Bylaws.

       SECTION 9.     SECRETARY.

       The Secretary or one or more Assistant Secretaries shall attend all meetings of the Board and all meetings of the stockholders and act as secretary thereof, and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the Board when required. The Secretary shall be given other duties as pertain to his office. The Secretary shall keep in safe custody the seal of the corporation and when authorized by the Board of Directors, affix it, when required, to any instrument. An Assistant Secretary shall perform the duties of the Secretary in the event of his absence or disability and shall perform such other duties as may be imposed upon him by the Board of Directors.

       SECTION 10.    ABSENCE OR DISABILITY OF OFFICERS.

       In the absence or disability of the Chairman of the Board or the President, the Board of Directors may designate, by resolution, individuals to perform their duties. The Board of Directors may also delegate this power to a committee.


                                     ARTICLE VI

                      STOCK CERTIFICATES AND TRANSFER THEREOF

       SECTION 1.     STOCK CERTIFICATES.

       Except as otherwise permitted by statute, the Certificate of Incorporation or resolution or resolutions of the Board of Directors, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation by the Chairman of the Board and Chief Executive Officer, the President, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares, and the class and series thereof, owned by him in the corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


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       SECTION 2.     LOST, DESTROYED OR MUTILATED CERTIFICATES.

       In the case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Secretary of such loss or destruction; and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation, if such is deemed to be required.

       SECTION 3.     RECORD DATE.

       In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than thirty days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                    ARTICLE VII

                                     DIVIDENDS

       Except as otherwise provided by statute or the Certificate of Incorporation, the Board of Directors may declare dividends upon the shares of its capital stock whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.
Dividends may be paid in cash, in property, or in shares of capital stock of the corporation.


                                    ARTICLE VIII

                                  INDEMNIFICATION

       SECTION 1.     RIGHT TO INDEMNIFICATION.

       Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer or employee of the corporation, he or she is or was serving at the request of the


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corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto) or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, finds, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part theref) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the Delaware General Corporations Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise.

       SECTION 2.     RIGHT OF INDEMNITEE TO BRING SUIT.

       If a claim under Section 1 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of


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                                                             Page 12


proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

       SECTION 3.     NONEXCLUSIVITY OF RIGHTS.

       The right to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding any amendment to or repeal of this Article, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

       SECTION 4.     INSURANCE, CONTRACTS AND FUNDING.

       The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may without further stockholder approval, enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

       SECTION 5.     PERSONS SERVING OTHER ENTITIES.

       Any person who is or was a Director, officer or employee of the corporation who is or was serving as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under Section 1.


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                                                             Page 13


       SECTION 6.     INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE
CORPORATION.

       The corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to any employee or agent, or any group or groups of employees or agents, of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.


                                     ARTICLE IX

                        CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

       SECTION 1.     CHECKS, DRAFTS, ETC.; LOANS.

       All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors. Such authority may be general or confined to specific circumstances.

       SECTION 2.     DEPOSITS.

       All funds of the corporation shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, any officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the corporation.


                                     ARTICLE X

                                     AMENDMENTS

       These Bylaws may be altered or repealed and new Bylaws may be made by the affirmative vote of a majority of the Board of Directors, subject to the right of the stockholders to amend or repeal Bylaws made or amended by the Board of Directors or to adopt new Bylaws, by the affirmative vote of a majority of the outstanding stock of the


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                                                             Page 14


corporation entitled to vote thereon and the holders of three-fourths of the stock present in person or represented by proxy at the meeting, provided that notice of the proposed action be included in the notice of such meeting.

       Terms of the masculine gender used for convenience in these Bylaws should be understood in the feminine gender where appropriate.

                                   * * * * * * *

       I, SHANNON K. ALBERTS, being the duly appointed Assistant Corporate Secretary of Alaska Air Group, Inc., do hereby certify that the foregoing is a true and correct copy of the Bylaws of Alaska Air Group, Inc., in effect on this 30th day of March, 2000.


                                     /s/ Shannon K. Alberts
                                     --------------------------------------
                                     Shannon K. Alberts
                                     Director, Corporate Affairs and
                                     Assistant Corporate Secretary